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                                   EXHIBIT 11

                             CANTEL INDUSTRIES, INC.

                        COMPUTATION OF EARNINGS PER SHARE






                                  Three Months Ended      Nine Months Ended
                                       April 30,              April 30,

                                   1996       1995        1996        1995
                                 ---------  ---------   ---------   ---------
       PRIMARY


Weighted average number of
  shares outstanding             3,770,541  3,743,710   3,767,262   3,728,502

Dilutive effect of options and
  warrants using the treasury
  stock method and average
  market price for the period            -    385,979     503,768     381,962
                                 ---------  ---------   ---------   ---------


Weighted average number of
  shares and common stock
  equivalents                    3,770,541  4,129,689   4,271,030   4,110,464
                                 ---------  ---------   ---------   ---------
                                 ---------  ---------   ---------   ---------


Net income (loss)                $ (71,000) $  73,000   $  10,000   $  91,000
                                 ---------  ---------   ---------   ---------
                                 ---------  ---------   ---------   ---------


Net income (loss) per common share  $(0.02)     $0.02       $   -       $0.02
                                    ------     ------       -----       -----
                                    ------     ------       -----       -----

                                       16
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                                   EXHIBIT 11

                             CANTEL INDUSTRIES, INC.

                        COMPUTATION OF EARNINGS PER SHARE






                                  Three Months Ended      Nine Months Ended
                                       April 30,              April 30,

                                   1996       1995        1996        1995
                                 ---------  ---------   ---------   ---------
        FULLY DILUTED


Weighted average number of
  shares outstanding             3,770,541  3,743,710   3,767,262   3,728,502

Dilutive effect of options and
  warrants using the treasury
  stock method and the higher
  of the period and or average
  market price for the period            -    422,290     511,114     424,495
                                 ---------  ---------   ---------   ---------


Weighted average number of
  shares and common stock
  equivalents                    3,770,541  4,166,000   4,278,376   4,152,997
                                 ---------  ---------   ---------   ---------
                                 ---------  ---------   ---------   ---------


Net income (loss)                $ (71,000) $  73,000   $  10,000   $  91,000
                                 ---------  ---------   ---------   ---------
                                 ---------  ---------   ---------   ---------


Net income (loss) per common share  $(0.02)     $0.02       $   -       $0.02
                                    ------     ------       -----       -----
                                    ------     ------       -----       -----

                                       17
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